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                                                                Exhibit 23.14


                           CONSENT OF J. H. COHN LLP
                           -------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated April 26, 1995 with respect to the financial statements of Marlboro Greens Limited Partnership (i) for the year ended December 31, 1994, which are incorporated by reference from AIMCO's Current Reports on Form 8-K dated April 16, 1997 and June 3, 1997, each as amended, previously filed with the Securities and Exchange Commission.

                                        /s/ J. H. Cohn LLP
                                        -----------------------------
                                        J. H. COHN LLP
Roseland, New Jersey
December 5, 1997